Exhibit 10.1

Final Form

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) dated as of [•], 2021, is entered into by and among Star Peak Corp II (“STPC”) and each of the Pre-Closing Holders set forth on Schedule A hereto (the “Supporting Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, STPC, STPC Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of STPC (“Merger Sub”), and Benson Hill, Inc. (the “Company”) propose to enter into, simultaneously herewith, a Merger Agreement (the “Merger Agreement”), a copy of which has been made available to each Supporting Holder, which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of STPC, and (ii) immediately prior to, and conditioned upon, the effective time of the Merger, the holders of Preferred Stock of the Company will effect a conversion (the “Preferred Conversion”) of all of the Preferred Stock to Company Common Stock (as defined below) in accordance with Article IV, Section B(5.1) of the Amended and Restated Certificate of Incorporation of Benson Hill, Inc., as amended (the “Company Charter”);

WHEREAS, as of the date hereof, each Supporting Holder is the record owner of (a) the number of shares of Common Stock of the Company, par value $0.001 per share (“Company Common Stock”), set forth opposite such Supporting Holder’s name on Schedule A under the column heading “Subject Common Shares” and (b) the number of shares of Preferred Stock of the Company, par value $0.001 per share (“Company Preferred Stock”), set forth opposite such Supporting Holder’s name on Schedule A under the column heading “Subject Preferred Shares” (all such shares of Company Common Stock specified on Schedule A under the column heading “Subject Common Shares” shall be referred to herein as such Supporting Holder’s “Subject Common Shares”, all such shares of Company Preferred Stock specified on Schedule A under the column heading “Subject Preferred Shares” shall be referred to herein as such Supporting Holder’s “Subject Preferred Shares,” and such Supporting Holder’s Subject Common Shares and Subject Preferred Shares and any other shares of Company Common Stock or Company Preferred Stock such Supporting Holder may hereafter acquire prior to the termination of this Agreement pursuant to Section 5.2 shall be referred to herein collectively as such Supporting Holder’s “Subject Shares”); and

WHEREAS, as a condition to STPC’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for STPC to enter into the Merger Agreement, each Supporting Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE SUBJECT SHARES

1.1              Voting of Subject Shares. Each Supporting Holder holding Subject Shares hereby irrevocably and unconditionally agrees that, as promptly as practicable and in any event not later than three (3) Business Days after the Registration Statement is declared effective by the SEC, such Supporting Holder shall deliver to STPC a written consent in the form attached to the Merger Agreement (the “Written Consent”) voting all of the Subject Shares in favor of (i) the adoption of the Merger Agreement, (ii) the approval of the transactions contemplated by the Merger Agreement (including the Merger) and (iii) the Preferred Conversion. Each Supporting Holder covenants and agrees that, prior to the termination of this Agreement, such Supporting Holder will at any meeting of the stockholders of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Company, such Supporting Holder shall cause the Subject Shares to be voted (including via proxy): (a) in favor of the Merger and the transactions contemplated by the Merger Agreement (including the Preferred Conversion), and any action in furtherance of any of the foregoing; and (b) against the following actions (other than the Merger and actions in furtherance of the Merger): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) any reorganization, recapitalization, dissolution or liquidation of the Company and its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole; (iii) any material change in the capitalization of the Company or the Company’s corporate structure; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws which is intended, or would reasonably be expected, to prohibit, impede, interfere with, discourage, delay or otherwise adversely affect the Merger; and (vi) any other action, proposal, agreement or transaction which is intended, or would reasonably be expected, to prohibit, impede, interfere with, discourage, delay or otherwise adversely affect the Merger.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EACH SUPPORTING HOLDER

Each Supporting Holder represents and warrants to STPC that:

2.1              Authorization; Binding Agreement.

(a)               Such Supporting Holder, if not a natural person, is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted. Such Supporting Holder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)               This Agreement has been duly and validly executed and delivered by such Supporting Holder and, assuming the due authorization, execution and delivery by STPC, constitutes a legal, valid and binding obligation of such Supporting Holder, enforceable against such Supporting Holder in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability affecting or relating to creditors’ rights generally and (b) is subject to general principles of equity (the “Enforceability Limitations”).

2.2              Non-Contravention. Neither the execution and delivery of this Agreement by such Supporting Holder nor performance by such Supporting Holder of the obligations herein nor the compliance by such Supporting Holder with any provisions herein will (a) violate the certificate or articles of incorporation, bylaws or other governing documents of such Supporting Holder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person on the part of such Supporting Holder, except as provided in the (i) Company Charter (as amended from time to time), (ii) the Fourth Amended and Restated Investors Rights Agreement of the Company (as amended from time to time), (iii) the Fourth Amended and Restated Voting Agreement of the Company (as amended from time to time), (iv) the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company (as amended from time to time) or (v) the amended and restated Bylaws of the Company (clauses (i) – (v), collectively, the “Company Governing Documents”), (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance (as defined below) on the Subject Shares, other than any Permitted Encumbrance (as defined below), or (d) violate any Law applicable to such Supporting Holder or by which any of such Supporting Holder’s Subject Shares are bound, except, in the case of each of clauses (c) and (d), as would not reasonably be expected to materially impair such Supporting Holder’s ability to perform its obligations hereunder.

2.3              Ownership of Shares; Total Shares. Such Supporting Holder is the record and beneficial owner of all of such Supporting Holder’s Subject Shares and has good and marketable title to all of such Supporting Holder’s Subject Shares, free and clear of any Encumbrances, except for any such Restriction that may be imposed pursuant to (i) this Agreement, (ii) any Lock-Up Agreement entered into by and between such Supporting Holder, STPC and the Company, (iii) any applicable restrictions on transfer under applicable securities Laws and (iv) the Company Governing Documents (collectively, “Permitted Encumbrances”). The equity securities listed on Schedule A opposite such Supporting Holder’s name (collectively, the “Securities”) constitute all of the Company Common Shares, Company Preferred Stock, and any other securities of the Company owned by such Supporting Holder, as of the date hereof and such Supporting Holder does not own or have the power to vote any other shares of capital stock or other equity securities of the Company.

2.4              Voting Power. Such Supporting Holder has full voting power with respect to all of such Supporting Holder’s applicable Subject Shares and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Supporting Holder’s Subject Shares. None of such Supporting Holder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of such Subject Shares, except for the Company Governing Documents.

2.5              Reliance. Such Supporting Holder understands and acknowledges that STPC is entering into the Merger Agreement in reliance upon such Supporting Holder’s execution, delivery and performance of this Agreement.

2.6              Brokers. Other than as expressly contemplated by the Merger Agreement or the disclosure schedules thereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Supporting Holder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF STPC

STPC represents and warrants to each Supporting Holder that:

3.1              Organization and Qualification. STPC is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

3.2              Authority for This Agreement. STPC has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to comply with any provisions herein. The execution and delivery of this Agreement by STPC has been duly and validly authorized by all necessary corporate action on the part of STPC, and no other corporate proceedings on the part of STPC are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by STPC and, assuming the due authorization, execution and delivery by the Supporting Holders, constitutes a legal, valid and binding obligation of each of STPC and Merger Sub, enforceable against STPC in accordance with its terms, subject to the Enforceability Limitations.

ARTICLE IV
ADDITIONAL COVENANTS OF THE SUPPORTING HOLDERS

Each Supporting Holder hereby covenants and agrees that:

4.1              No Transfer; No Inconsistent Arrangements.

(a)               Subject to Section 4.1(b), each Supporting Holder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of Law), sell, gift, pledge, dispose of or otherwise encumber any of the Subject Shares or otherwise agree to do any of the foregoing, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b)               Section 4.1(a) shall not prohibit a transfer of Subject Shares by a Supporting Holder made: (A) in the case of a Supporting Holder that is an individual, (i) by gift to a member of one of such Supporting Holder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of such Supporting Holder’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of laws of descent and distribution upon death of such Supporting Holder or (iii) pursuant to a qualified domestic relations order; (B) by pro rata distributions from such Supporting Holder to its members, partners, or shareholders pursuant to such Supporting Holder’s organizational documents; (C) by virtue of applicable law or such Supporting Holder’s organizational documents upon liquidation or dissolution of such Supporting Holder; or (D) to any employees, officers, directors or members of the Supporting Holder or any affiliates of the Supporting Holder; provided, however, that a transfer referred to in this sentence shall be permitted only if, (x) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to STPC, to be bound by all of the terms of this Agreement, and (y) such transfer is effected no later than three Business Days prior to the date on which the Form S-4 is declared effective.

4.2              Exclusive Dealings. From the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, each Supporting Holder shall not and shall cause its Representatives not to, directly or indirectly: (i) accept, initiate, respond to, knowingly encourage, solicit, negotiate, provide information with respect to or discuss any Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into any Contract regarding an Acquisition Proposal; (iv) prepare a public offering of any Equity Securities of any Group Company (or any successor to or parent company of any Group Company); or (v) otherwise cooperate in any way with, or assist or knowingly participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 4.2 or further an Acquisition Proposal. Each Supporting Holder agrees to (A) notify STPC promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any Acquisition Proposal of which they are aware, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal), (B) keep STPC fully informed on a prompt basis of any modifications to such offer or information and (C) not (and shall cause its Subsidiaries and their respective Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. Each Supporting Holder shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than STPC and its Representatives) that may be ongoing with respect to an Acquisition Proposal. Notwithstanding any to the contrary contained herein, this Section 4.2 shall not restrict any transfer permitted by Section 4.1(b) or any action taken in connection with any such permitted transfer.

4.3              No Legal Action. Each Supporting Holder shall not, and shall cause its Affiliates not to and shall direct its Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by such Supporting Holder breaches any duty that such Supporting Holder has (or may be alleged to have) to the Company or to the other holders of Subject Shares; provided, that the foregoing shall not limit or restrict in any manner the rights of a Supporting Holder to enforce the terms of this Agreement.

4.4              Documentation and Information. Each Supporting Holder shall permit and hereby consents to and authorizes STPC and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that STPC and/or the Company reasonably determines to be necessary in connection with the Merger and any of the transactions contemplated by the Merger Agreement, a copy of this Agreement, the Supporting Holder’s identity and ownership of the Subject Shares and the nature of such Supporting Holder’s commitments and obligations under this Agreement; provided that the Supporting Holder’s identity will not be included in a press release or other public disclosure (other than a filing with the SEC) without the Supporting Holder’s prior written consent. Each Supporting Holder agrees to be bound by Section 5.4 of the Merger Agreement to the same extent that the Company is bound thereunder.

4.5              Irrevocable Proxy. The Supporting Holders hereby revoke (or agree to cause to be revoked) any proxies that the Supporting Holders have heretofore granted with respect to the Subject Shares. The Supporting Holders hereby irrevocably and unconditionally appoint STPC, or any other individual designated by STPC with advance written notice to the Supporting Holders, and each individually, as attorney-in-fact and proxy, with full power of substitution, for and on behalf of the Supporting Holders, for and in the name, place and stead of the Supporting Holders, to: (a) attend any and all meetings of the Supporting Holders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Supporting Holders’ Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Supporting Holders or in connection with any action sought to be taken by written consent of the Supporting Holders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Supporting Holders or in connection with any action sought to be taken by written consent of the Supporting Holders without a meeting. The foregoing proxy is limited solely to the voting of each Supporting Holder’s Subject Shares or taking other actions with respect thereto solely in order to cause the Stockholder to perform the covenants set forth in Section 1.1 if and to the extent that such Supporting Holder otherwise fails to do so. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of any Supporting Holder, as applicable) until the termination of this Agreement pursuant to Section 5.2 and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 5.2. The Supporting Holders authorize such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of STPC. The Supporting Holders hereby affirm that the proxy set forth in this Section 4.5 is given in connection with and granted in consideration of and as an inducement to STPC to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Supporting Holders under Section 1.1. The proxy set forth in this Section 4.5 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 5.2.

4.6              Adjustments. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting a Supporting Holder’s Shares, the terms of this Agreement shall apply to the resulting securities.

ARTICLE V
MISCELLANEOUS

5.1              Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address, facsimile number or email address set forth in Section 8.4 of the Merger Agreement, and, if to a Supporting Holder, to such Supporting Holder’s address, facsimile number or email address set forth on a signature page hereto, or to such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2              Termination. This Agreement, the covenants and agreements contained herein and any proxy granted hereunder shall terminate automatically with respect to a Supporting Holder, without any notice or other action by any person, upon the first to occur of (a) the Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive any termination of this Agreement.

5.3              Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4              Expenses. All fees and expenses incurred in connection herewith shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated, except as expressly provided otherwise herein or in the Merger Agreement.

5.5              Entire Agreement; Assignment. This Agreement, together with Schedule A and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) STPC, in the case of an assignment by a Supporting Holder (other than in the case of permitted transfer under Section 4.1(b)) and (b) the Supporting Holders, in the case of an assignment STPC. Any assignment in violation of this Section 5.5 shall be null and void ab initio.

5.6              Enforcement of the Agreement. The parties agree that irreparable damage may occur in the event that any Supporting Holder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that STPC may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity without the requirement to post any bond or other security. Any and all remedies herein expressly conferred upon STPC will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon STPC, and the exercise by STPC of any one remedy will not preclude the exercise of any other remedy.

5.7              Jurisdiction; Waiver of Jury Trial; Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 8.16 (Jurisdiction) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

5.8              Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.9              Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement upon any person other than each party hereto.

5.10          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.11          Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

5.12          Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in Chicago, Illinois, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

5.13          Further Assurances. Each Supporting Holder agrees that if any further agreements, deeds, assignments, assurances or other instruments are reasonably necessary to effectuate the covenants in this Agreement, such Supporting Holder will, upon reasonable written request of such Supporting Holder by STPC and at STPC’s cost and expense, execute and deliver all such proper agreements, deeds, assignments, assurances and other instruments and take other reasonable action as permissible to do all other things reasonably necessary to effectuate the covenants in this Agreement and otherwise to carry out the purposes of this Agreement.

5.14          Supporting Holder Obligation Several and Not Joint. The obligations of each Supporting Holder hereunder shall be several and not joint and several, and no Supporting Holder shall be liable for any breach of the terms of this Agreement by any other Supporting Holder.

5.15          No Agreement as Director or Officer. Each Supporting Holder is entering into this Agreement solely in such Supporting Holder’s capacity as record and/or beneficial owner of Subject Shares and nothing herein is intended to or shall limit, restrict or otherwise affect any votes or other actions taken by such Supporting Holder, or any employee, officer, director (or person performing similar functions), partner or other Affiliate of such Supporting Holder (including, for this purpose, any appointee or representative of such Supporting Holder to the board of directors of the Company) of such Supporting Holder, solely in his or her capacity as a director or officer of the Company (or a subsidiary of the Company) or other fiduciary capacity for the stockholders of the Company.

[Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause above.

STAR PEAK CORP II

By:
Name:

[Signature page to Support Agreement]

[SUPPORTING HOLDER]

By:
Title:
Address:
Facsimile:
Email:

[Signature page to Support Agreement]

Schedule A

Name of Supporting Holder	Subject Common Shares	Subject Preferred Shares	Total Common Shares	Total Preferred Shares